                           SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              QUANTA SERVICES, INC.
             ------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


             ------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement
                         if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             QUANTA SERVICES, INC.
                      1360 POST OAK BOULEVARD, SUITE 2100
                               HOUSTON, TX  77056

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 1999

To the Stockholders:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Quanta Services, Inc. (the "Company") will be held at the Doubletree Hotel - Post Oak, 2001 Post Oak Boulevard, Houston, Texas 77056, on May 19, 1999 at 9:00 a.m. local time, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

1. To elect nine members to the Board of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall be elected and qualify, eight of whom are to be elected by the holders of Common Stock and one of whom is to be elected by the holders of Limited Vote Common Stock.

2. To act upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 36,654,667 to 100,000,000.

3.    To approve the Quanta Services, Inc. 1999 Employee Stock Purchase Plan.

4. To ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 1999.

5. To transact such other business and to consider and take action upon any and all matters that may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 2, 1999 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's executive offices, located at the address set forth above.

                                         By Order of the Board of Directors

                                         /s/ Brad Eastman
                                         ______________________________________
                                         Brad Eastman
                                         CORPORATE SECRETARY
Houston, Texas
April 19, 1999
                                   IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT. IF YOU ATTEND THE ANNUAL MEETING, YOUR PROXY WILL NOT BE COUNTED WITH RESPECT TO ANY MATTER UPON WHICH YOU VOTE IN PERSON.

                             QUANTA SERVICES, INC.
                      1360 POST OAK BOULEVARD, SUITE 2100
                               HOUSTON, TX  77056
                                 (713) 629-7600

                                _______________

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 1999

                                _______________

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This Proxy Statement and the accompanying proxy are furnished to the stockholders of Quanta Services, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders and any adjournment thereof (the "Annual Meeting") to be held on May 19, 1999 at the Doubletree Hotel - Post Oak, 2001 Post Oak Boulevard, Houston, Texas 77056, at 9:00 a.m. local time. This Proxy Statement, the accompanying proxy and the Company's Annual Report are first being sent or given to stockholders on or about April 19, 1999.

     Stockholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Any proxy given may be revoked by a stockholder at any time before it is voted at the Annual Meeting or any adjournment thereof by filing with the Secretary of the Company a notice in writing revoking the proxy, or by duly executing and submitting a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the specification on the proxy card. IF NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED FOR THE PROPOSALS SET FORTH THEREIN. As to other matters that may properly come before the Annual Meeting, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is an executive officer of the Company.

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of the Company's Common Stock. Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by telegraph but will not be separately compensated for such solicitation services.

                          STOCKHOLDERS' VOTING RIGHTS

     Each share of the Company's Common Stock, $.00001 par value ("Common Stock"), and Limited Vote Common Stock, $.00001 par value ("Limited Vote Common Stock"), outstanding at the close of business on April 2, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 25,670,992 shares of Common Stock and 3,341,451 shares of Limited Vote Common Stock. No other class of voting securities of the Company is outstanding. Each share of Common Stock is entitled to one vote on each matter submitted for vote at the Annual Meeting and each share of Limited Vote Common Stock is entitled to one-tenth of one vote on each matter submitted for vote at the Annual Meeting, other than Proposal No. 1, Election of Directors. Holders of Limited Vote Common Stock, voting as a class, are entitled to elect one member of the Company's Board of Directors, but are not otherwise entitled to vote in the election of Directors of the Company, and holders of Common Stock will elect the other eight members of the Company's Board of Directors. In addition, holders of Common Stock will also be entitled to vote as a separate class on Proposal No. 2, Approval to Increase the Authorized Shares of Common Stock.

     The presence, in person or by proxy, of the holders of shares representing a majority of the aggregate votes entitled to be cast by holders of the outstanding shares of Common Stock and Limited Vote Common Stock is necessary to constitute a quorum at the Annual Meeting as to all matters other than Proposal No. 1, Election of Directors. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Limited Vote Common Stock entitled to vote for the election of one member of the Company's Board of Directors is necessary to constitute a quorum as to such matter at the Annual Meeting, and the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the election of the remaining eight members of the Company's Board of Directors. If a quorum is not present as to a particular matter, the holders of a majority of the votes entitled to be cast on such matter who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting as to that particular matter from time to time, without notice other than an announcement at the Annual Meeting, until the required quorum is present. At any adjourned Annual Meeting at which a quorum is present as to a particular matter, that matter and any other business requiring the presence of such a quorum may be transacted as might have been transacted at the Annual Meeting as originally noticed.

     Only votes cast "for" a matter constitute affirmative votes. Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. Broker non-votes and abstentions are not included in the tabulation of the voting results on the election of directors or matters requiring approval of a majority of the votes cast for or against a matter (which is the generally applicable standard under the Company's Amended and Restated Bylaws) and, therefore, do not have the effect of votes in opposition in such tabulations. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes and abstentions will have the same effect as negative votes or votes "against" Proposal No. 2, Approval to Increase the Authorized Shares of Common Stock, because the approval of such matter will require the affirmative vote of the holders of shares representing a majority of the aggregate votes entitled to be cast by holders of all issued and outstanding shares of (i) Common Stock and Limited Vote Common Stock, voting together, and (ii) the Common Stock, voting as a separate class. The votes required with respect to the matters set forth in the Notice of Annual Meeting of Stockholders are set forth in the discussion of each matter herein.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of April 2, 1999, with respect to the beneficial ownership of the Company's Common Stock and Limited Vote Common Stock by (i) each person known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock or Limited Vote Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each other executive officer of the Company whose salary and bonus for the fiscal year ended December 31, 1998 exceeded $100,000, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated below, the persons named in the table have advised the Company that they have sole voting and investment power with respect to the shares of the Company's Common Stock and Limited Vote Common Stock shown as beneficially owned by them. Unless otherwise indicated, each person or group has sole voting and investment power with respect to all such shares. Unless otherwise indicated, the number of shares and percentage of ownership for each of the named stockholders, directors and executive officers and for the directors and executive officers as a group assumes that shares of Common Stock that such stockholders, directors and executive officers may acquire within 60 days are outstanding.

                                                Limited Vote Common Stock
                                                         Shares                       Common Stock Shares
                                                   Beneficially Owned                 Beneficially Owned            Percent
                                             -------------------------------   ---------------------------------       of
                                                                 Percent                              Percent     Total Voting
                   Name                          Number          of Class           Number           of Class         Power
------------------------------------------   --------------   --------------   -----------------   -------------  -------------
Enron Capital & Trade Resources Corp.(1)..               --              --            3,589,091           12.3%         12.1%
Joint Energy Development Investments
   II Limited Partnership(1)..............               --              --            2,691,818            9.5           9.3
John R. Colson(2).........................               --              --            2,100,000            8.2           8.1
Gary A. Tucci(3)..........................               --              --            1,046,250            4.1           4.0
John R. Wilson(4).........................               --              --              900,000            3.5           3.5
John A. Martell(5)........................               --              --              781,875            3.0           3.0
Timothy A. Soule(6).......................               --              --              337,792            1.3           1.3
Vincent D. Foster(7)......................          261,399             7.8%              13,100              *             *
Michael T. Willis(2)(8)...................           98,573             3.0               25,000              *             *
James H. Haddox(2)(9).....................          100,000             3.0               31,250              *             *
Derrick A. Jensen(2) (10).................           37,500             1.1               15,625              *             *
James R. Ball(2)(11)......................           20,000               *               25,000              *             *
Rodney R. Proto(2)(11)....................           20,000               *               25,000              *             *
Sam W. Humphreys(12)......................          261,398             7.8                3,000              *             *
Kevin D. Miller(13).......................          334,022            10.0                   --             --             *
Midwest Acquisition Support, LLC(14)......          334,022            10.0                   --             --             *
Robert Alpert(15).........................          233,866             7.0                   --             --             *
Stephen P. Colmar(16).....................          208,764             6.2                   --             --             *
William G. Parkhouse(17)..................          179,382             5.4                   --             --             *
All directors and executive officers as a
 group (12 persons)(18)...................          537,472            16.1            5,313,392           20.6          22.4

_______________________
*    Less than 1%
(1) Enron Capital & Trade Resources Corp. ("Enron Capital") may be deemed to beneficially own an aggregate of 3,589,091 shares of Common Stock issuable upon conversion of two convertible subordinated notes (the "Convertible Subordinated Notes") issued by the Company in connection with an investment of $49.4 million in the Company made by Enron Capital and Joint Energy Development Investments II Limited Partnership ("JEDI-II"). ECT Merchant Investments Corp., a wholly owned subsidiary of Enron Capital, is the holder of one of such notes, and as a result is the beneficial owner of 897,273 shares of Common Stock. JEDI-II is the holder of the other note, and as a result is the beneficial owner of 2,691,818 shares of Common Stock. Because a subsidiary of Enron Capital is the general partner of Enron Capital Management II Limited Partnership which is in turn the general partner of JEDI-II, Enron Capital may be deemed to be the beneficial owner of the shares held by JEDI-II, although Enron Capital disclaims beneficial ownership interest of the shares issuable upon conversion of the Convertible Subordinated Note issued to JEDI-II. Enron Capital is a wholly-owned subsidiary of Enron Corp. which may be deemed to be the beneficial owner of all shares beneficially owned by Enron Capital; Enron Corp. disclaims any beneficial ownership of any shares beneficially owned by either Enron Capital or JEDI-II. The address for Enron Capital and for JEDI-II is 1400 Smith Street, Houston, Texas 77002.

(2) The address for Messrs. Ball, Colson, Haddox, Jensen, Proto and Willis is 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056.

(3) The address for Mr. Tucci is 14103 Eight Street East, Sumner, Washington 98390.

(4) The address for Mr. Wilson is 1440 Iron Street, P.O. Box 12520, North Kansas City, Missouri 64116.

(5) The address for Mr. Martell is 4601 Cleveland Road, P.O. Box 3915, South Bend, Indiana 46619. Includes 174,310 shares of Common Stock owned by trusts for the benefit of minor children of Mr. Martell, of which he disclaims beneficial ownership.

(6) The address for Mr. Soule is 2045 W. Union Avenue, Englewood, Colorado 80110. Includes 17,000 shares of Common Stock owned by The Walter A. and Charlotte Soule Family Foundation for which Mr. Soule serves as a trustee and 9,000 shares of Common Stock owned by the Timothy A. and Suzan H. Soule Charitable Remainder Unitrust for which Mr. Soule serves as a trustee.

(7) The address for Mr. Foster is 1360 Post Oak Boulevard, Suite 800, Houston, Texas 77056. Includes options to purchase 10,000 shares of Common Stock as well as 3,000 shares of Common Stock owned by Main Street, Merchant Partners II, L.P., a merchant banking firm ("Main Street"), of which Mr. Foster disclaims beneficial ownership.

(8)  Includes options to purchase 10,000 shares of Common Stock.

(9)  Includes options to purchase 31,250 shares of Common Stock.

(10) Includes options to purchase 15,625 shares of Common Stock.

(11) Includes options to purchase 10,000 shares of Common Stock.

(12) The address for Mr. Humphreys is 1360 Post Oak Boulevard, Suite 800, Houston, Texas 77056. Includes 3,000 shares of Common Stock owned by Main Street, of which Mr. Humphreys disclaims beneficial ownership.

(13) The address for Mr. Miller is 109 E. 5th Street, Suite E, Auburn, Indiana 46706.

(14) The address for Midwest Acquisition Support, LLC is 4040 San Felipe, Suite 155, Houston, Texas 77027. Midwest Acquisition Support, LLC is a limited liability company controlled by Bernard J. Gram.

(15) The address of Mr. Alpert is 1360 Post Oak Boulevard, Suite 800, Houston, Texas 77056.

(16) The address for Mr. Colmar is 603 W. 13th, Suite 1A-247, Austin, Texas 78701. Does not include 117,526 shares of Limited Vote Common Stock owned by members of Mr. Colmar's family, for which he disclaims beneficial ownership.

(17) The address for Mr. Parkhouse is 5901 Fox Chapel Road, Austin, Texas 78746. Does not include 154,640 shares of Limited Vote Common Stock held in trust for members of Mr. Parkhouse's family, for which he disclaims beneficial ownership.

(18) Includes options to purchase 99,375 shares of Common Stock.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     The Amended and Restated Certificate of Incorporation of the Company provides that the number of directors shall be determined by resolution of the Board of Directors. The Board of Directors has by resolution established the number of directors of the Company at nine, eight of whom are to be elected by the holders of Common Stock and one of whom is to be elected by the holders of Limited Vote Common Stock at the Annual Meeting. Each of the nominees currently serves as members of the Board of Directors. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2000, and until their successors are elected and qualify. The eight nominees for election by the holders of Common Stock and the nominee for election by the holders of Limited Vote Common Stock to the Board of Directors, and certain information with respect to their age and background, are set forth below.

     Assuming the presence of a quorum, the directors to be elected by holders of Common Stock shall be elected by a plurality of the votes cast at the Annual Meeting by holders of Common Stock entitled to vote, and the director to be elected by the holders of Limited Vote Common Stock shall be elected by a plurality of the votes cast at the Annual Meeting by holders of Limited Vote Common Stock entitled to vote. Abstentions and broker non-votes will not be treated as a vote for or against a director nominee and will have no effect on
the vote.   THE ENCLOSED PROXY, IF PROPERLY SIGNED AND RETURNED, AND UNLESS
AUTHORITY TO VOTE IS WITHHELD, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW. Although the Company does not anticipate that any of such nominees will refuse or be unable to accept or serve as directors of the Company for the term specified, the persons named in the enclosed form of proxy intend, if any of such nominees is unable or unwilling to serve as a director, to vote the shares represented by the proxy for the election of such other person as may be nominated or designated by the Board of Directors.

Nominees for Election by the Holders of Common Stock
----------------------------------------------------

Name                                      Age                      Position(s) with the Company
----------------------------------   -------------   ---------------------------------------------------------
John R. Colson....................              51   Chief Executive Officer, Director
Gary A. Tucci.....................              42   Vice President-Western Region, President of Potelco,
                                                     Inc., Director
John R. Wilson....................              49   President of PAR Electrical Contractors, Inc., Director
Timothy A. Soule..................              51   Vice President of Union Power Construction Company,
                                                     Director
John A. Martell...................              43   Vice President of TRANS TECH Electric, Inc., Director
James R. Ball.....................              56   Director
Rodney R. Proto...................              50   Director
Michael T. Willis.................              54   Director

Nominee for Election by the Holders of Limited Vote Common Stock
----------------------------------------------------------------

Name                                      Age        Position(s) with the Company
----------------------------------   -------------   ---------------------------------------------------------
Vincent D. Foster.................              42   Chairman of the Board of Directors

     John R. Colson was elected Chief Executive Officer of the Company in December 1997 and became a director of the Company effective upon the consummation of the Company's initial public offering in February 1998 (the "IPO"). He joined PAR Electrical Contractors, Inc., a subsidiary of the Company ("PAR"), in 1971 and became its President in 1991. He is currently a member of the Council of Industrial Relations, governor of the Missouri Valley chapter of the National Electrical Contractors Association ("NECA") and a director of the Missouri Valley Line Apprenticeship Program.

     Gary A. Tucci has been Vice President-Western Region of the Company since August 1998. Mr. Tucci joined Potelco, Inc., a subsidiary of the Company ("Potelco"), in 1975 and became its President in 1988. He is a member of the Joint NECA/International Brotherhood of Electrical Workers ("IBEW") Apprenticeship and Training Committee as well as the labor relations board. Mr. Tucci became a director of the Company effective upon the consummation of the IPO.

     John R. Wilson became President of PAR in 1997. He joined PAR in 1977 and became an Executive Vice President in 1991. Mr. Wilson became a director of the Company effective upon the consummation of the IPO.

     Timothy A. Soule joined Union Power Construction Company, a subsidiary of the Company ("Union Power"), in 1972 and became Vice President in 1975. He is also a member of the Board of Trustees for the joint NECA/IBEW Line Construction Benefit Fund, Union Power's representative to the Rocky Mountain Electrical League and a member of the Board of Directors of Power and Communication Contractors Association. Mr. Soule became a director of the Company effective upon the consummation of the IPO.

     John A. Martell founded TRANS TECH Electric, Inc., a subsidiary of the Company ("TRANS TECH"), in 1983 and serves as its Vice President. He is currently a member of the National Fire Protection Association and the Illuminating Engineering Society. Mr. Martell is a Registered Professional Engineer. Mr. Martell became a director of the Company effective upon the consummation of the IPO.

     James R. Ball is a private investor, an industry consultant, and a member of the board of directors of Carbide/Graphite Group, Inc., a producer of graphite electrode specialties products. From 1969 to 1994, he held several positions with Vista Chemical Company ("Vista") and its predecessor, Conoco, Inc. Vista was sold in 1991 to RWE-DEA, a unit of RWE AG, a German energy and chemicals concern, and Mr. Ball served on the board of directors of Vista and was its President and Chief Executive Officer from 1992 through 1994. Mr. Ball became a director of the Company effective upon the consummation of the IPO.

     Rodney R. Proto has been President, Chief Operating Officer and a director of Waste Management, Inc. (formerly known as USA Waste Services, Inc.)
("WMI"), a solid waste services company, since August 1996. Prior thereto, he was President, Chief Operating Officer and a director of Sanifill, Inc. ("Sanifill"), a solid waste management company acquired by WMI in August 1996. Mr. Proto joined Sanifill in February 1992. Before joining Sanifill, he was employed by Browning-Ferris Industries, Inc. for 12 years where he served, among other positions, as Chairman of BFI Overseas from 1985 to 1987 and President of Browning-Ferris Industries Europe, Inc. from 1987 through 1991. Mr. Proto became a director of the Company effective upon the consummation of the IPO.

     Michael T. Willis is Chairman of the Board, Chief Executive Officer and President of Metamor Worldwide, formerly CoreStaff, Inc. ("Metamor"), one of the largest information technology and staffing companies in the U.S. Prior to founding Metamor in 1993, Mr. Willis served as Chief Executive Officer and President of The Talent Tree Corporation ("Talent Tree"), which he founded in 1976 and built into one of the largest temporary services companies in the U.S. Mr. Willis sold Talent Tree to Hestair plc in 1987 and then continued as President and Chief Executive Officer until April 1993. Mr. Willis is also a director of the Southwest Bank of Texas, a publicly-traded financial institution. Mr. Willis became a director of the Company effective upon the consummation of the IPO.

     Vincent D. Foster has been a director of the Company since November 1997 and became non-executive Chairman of the Board upon consummation of the IPO. Mr. Foster is a Managing Director of Main Street. From September 1988 through October 1997, Mr. Foster was a partner of Andersen

Worldwide and Arthur Andersen LLP ("Arthur Andersen"). Mr. Foster was the Director of the Corporate Finance and Mergers and Acquisitions practices of Arthur Andersen for the southwestern U.S., specializing in structuring and executing "roll-up" transactions and in providing merger and acquisition and corporate finance advisory services to clients in consolidating industries. Mr. Foster holds a J.D. degree and is a Certified Public Accountant.


     THE BOARD OF DIRECTORS RECOMMENDS THAT EACH HOLDER OF COMMON STOCK VOTE "FOR" THE ELECTION OF EACH OF THE EIGHT INDIVIDUALS NOMINATED ABOVE FOR ELECTION AS DIRECTORS BY THE HOLDERS OF COMMON STOCK AND THAT EACH HOLDER OF LIMITED VOTE COMMON STOCK VOTE "FOR" THE ELECTION OF THE INDIVIDUAL NOMINATED ABOVE FOR ELECTION AS A DIRECTOR BY THE HOLDERS OF LIMITED VOTE COMMON STOCK.



                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                                 AND COMMITTEES

DIRECTOR MEETINGS

     During the year ended December 31, 1998, the Board of Directors held three meetings and took action by unanimous written consent on 15 occasions, and no director then in office, other than Mr. Proto, attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board, if any, on which he serves. The Board of Directors has an Audit Committee, a Compensation Committee and an Acquisitions Committee. There is no standing nominating committee.

     AUDIT COMMITTEE

     The Audit Committee, which met twice during 1998, consists of Messrs. Foster, Proto and Willis. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent public accountants, reviews the results and scope of the audit and other services provided by the Company's independent public accountants and evaluates the Company's financial and accounting control functions.

     COMPENSATION COMMITTEE

     The Compensation Committee, which met once and took action by unanimous written consent on 24 occasions during 1998, consists of Messrs. Ball, Proto and Willis. The Compensation Committee administers the Company's incentive compensation plans and the issuance of stock under the Company's 1997 Stock Option Plan and determines salaries for executive officers and incentive compensation for senior employees and other key management personnel. For additional information concerning the Compensation Committee, see "Report from the Compensation Committee Regarding Executive Compensation."

     ACQUISITIONS COMMITTEE

     The Acquisitions Committee, which met once and took action by unanimous written consent on seven occasions during 1998, consists of Messrs. Colson, Foster, Proto, Soule and Tucci. The Acquisitions Committee reviews and monitors the strategic direction of the Company's acquisition program and has the authority to approve acquisitions of companies within certain financial parameters.

DIRECTOR COMPENSATION

     Directors who also are employees of the Company or any of its subsidiaries will not receive additional compensation for serving as directors. Each director who is not an employee of the Company or any of its subsidiaries will receive a fee of $1,000 for attendance at each meeting of the Board of Directors or any committee thereof (unless held on the same day as a Board of Directors meeting). Directors of the Company will be reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or the committees thereof, and for other expenses reasonably incurred in their capacity as directors of the Company. Each non-employee director will receive an option to purchase 10,000 shares of Common Stock upon such person's initial election to the Board of Directors and an annual grant of an option to purchase 5,000 shares of Common Stock at each Annual Meeting of Stockholders thereafter at which such director is re-elected or remains a director. See "Executive Compensation and Other Matters--1997 Stock Option Plan." In addition, each of Messrs. Ball, Proto and Willis purchased 20,000 shares of Limited Vote Common Stock from the Company for nominal consideration.



                               EXECUTIVE OFFICERS


     The current executive officers of the Company are as follows:

NAME                                      AGE                      POSITION(S) WITH THE COMPANY
----------------------------------   -------------   ---------------------------------------------------------
John R. Colson....................        51         Chief Executive Officer, Director
James H. Haddox...................        50         Chief Financial Officer
Gary A. Tucci.....................        42         Vice President-Western Region, President of Potelco,
                                                     Director
Brad Eastman......................        31         Vice President, Secretary and General Counsel
Derrick A. Jensen.................        28         Vice President, Chief Accounting Officer  and Controller

     For a description of the business background of Messrs. Colson and Tucci, see "Election of Directors" above.

     James H. Haddox has been Chief Financial Officer of the Company since November 1997 and served as Secretary from December 1997 until March 1999. From March 1996 until joining the Company, Mr. Haddox was Senior Vice President-- Finance of Corporate Express Delivery Systems, Inc., a national provider of same day delivery services. From January 1994 to March 1996, Mr. Haddox held various positions, including Chief Accounting Officer and Vice President--Finance, with U.S. Delivery Systems, Inc., a New York Stock Exchange listed company which was the largest provider of same day delivery services in the U.S. prior to its merger in March 1996 with Corporate Express, Inc. From 1991 to 1994 Mr. Haddox was an independent business consultant providing management services. From 1987 to 1991, Mr. Haddox held various financial positions, including Chief Financial Officer and Chief Accounting Officer, at

Allwaste, Inc., a New York Stock Exchange listed national environmental services company. Mr. Haddox is a Certified Public Accountant.

          Brad Eastman has been Vice President and General Counsel of the Company since July 1998 and Secretary since March 1999. From March 1996 until joining the Company, Mr. Eastman was an associate in the law firm of Brobeck, Phleger & Harrison LLP focusing on clients in high growth industries. From October 1994 until March 1996, Mr. Eastman was an associate in the law firm of Sullivan & Cromwell focusing on clients in the financial services industry. Mr. Eastman holds a J.D. degree.

          Derrick A. Jensen has been Vice President and Controller of the Company since December 1997 and Chief Accounting Officer since March 1999. Prior to joining the Company, he was employed by Arthur Andersen, serving most recently as audit manager focusing on clients in consolidating industries. Mr. Jensen is a Certified Public Accountant.



                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid by the Company during the fiscal year ended December 31, 1998 to the Company's Chief Executive Officer and the three other executive officers receiving compensation in excess of $100,000 in 1998 (the "Named Executive Officers"):

                                                                       Long-Term
                                                                     Compensation
                                                                     -------------
                                                                      Securities
                                                                      Underlying
       Name and Principal Position            Salary(1)     Bonus     Options(#)
------------------------------------------   -----------   -------   -------------
John R. Colson............................   $150,000           --             --
    Chief Executive Officer
James H. Haddox...........................    150,000      $20,000        125,000
    Chief Financial Officer
Gary A. Tucci.............................    131,250           --         50,000
    Vice President-Western Region
Derrick A. Jensen.........................     95,000       13,000         62,500
    Vice President and Controller

_______________
(1) Each of Messrs. Colson, Haddox and Tucci have entered into employment agreements providing for annualized base compensation of $150,000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding stock options granted by the Company during the fiscal year ended December 31, 1998 to each of the Named Executive Officers:

                                                                                                   Potential Realizable Value at
                                                                                                      Assumed Annual Rates of
                                                                                                   Stock Price Appreciation for
                                                  Individual Grants                                      Option Term($)(4)
                       ------------------------------------------------------------------------   -------------------------------
                            Number of            Percentage of
                           Securities            Total Options
                           Underlying             Granted in          Exercise
                         Options Granted          Fiscal 1998          Price         Expiration
Name                          (#)(1)                 (%)(2)          ($/SH)(3)          Date             5%               10%
--------------------     ----------------        -------------        --------       ----------       --------        ----------
John R. Colson......                --                    --                --               --             --                --
James H. Haddox.....           125,000                  7.44%           $ 9.00          2/11/08       $707,506        $1,792,960
Gary A. Tucci.......            50,000                  2.98             14.56          8/18/08        457,835         1,160,245
Derrick A. Jensen...            62,500                  3.72              9.00          2/11/08        353,753           896,480

_______________
(1) The options become exercisable at a rate of 25% on the first anniversary of the vesting commencement date and 25% annually thereafter and expire ten years from the date of grant, or earlier upon termination of employment.

(2) Based on an aggregate of 1,679,100 shares subject to options granted to employees, directors of and consultants to the Company in the fiscal year ended December 31, 1998, including the Named Executive Officers.

(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers. The potential realizable value is calculated using the fair market value per share at the time of the grant appreciating at the indicated rate for the entire term of the option and assuming that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. The potential realizable value computation is net of the applicable exercise price, but does not take into account applicable federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock.

1998 YEAR-END OPTION VALUES

      The following table sets forth for each of the Named Executive Officers the number and value of securities underlying unexercised options held by the Named Executive Officer at December 31, 1998:

                                              Number of Securities Underlying      Value of Unexercised In-The-
                                                  Unexercised Options at                 Money Options at
                                                     December 31, 1998                 December 31, 1998(1)
                                             ---------------------------------   ---------------------------------
Name                                         Exercisable(#)   Unexercisable(#)   Exercisable($)   Unexercisable($)
----                                         --------------   ----------------   --------------   ----------------
John R. Colson............................         --                --                --                   --
James H. Haddox...........................         --            125,000               --            $1,632,500
Gary A. Tucci.............................         --             50,000               --               375,000
Derrick A. Jensen.........................         --             62,500               --               816,250

_______________
(1) Value of unexercised in-the-money options are based on a value of $22.06 per share, the closing price on December 31, 1998, minus the per share exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of Messrs. Colson, Haddox and Tucci and certain other key employees that prohibit such individual from disclosing the Company's confidential information and trade secrets and generally restrict these individuals from competing with the Company for a period of five years after the termination of the individual's employment agreement. Each of these agreements has an initial term of two to three years, provides for an automatic annual extension at the end of its initial term and is terminable by the Company for "good cause" upon 10 days' written notice and without "good cause" by either party upon 30 days' written notice. All employment agreements provide that if the officer's employment is terminated by the Company without "good cause," such officer will be entitled to receive a lump-sum severance payment at the effective time of termination equal to the officer's base salary at the rate then in effect for the greater of (i) the time period remaining under the initial term of the agreement or (ii) one year. In addition, all employment agreements provide that in the event of termination without "good cause," the non-competition provision will not apply for any time period in which the employee is not receiving or has not received severance compensation.

        Some of the employment agreements contain certain provisions concerning a change-in-control of the Company, including the following: (i) in the event that five business days' notice prior to closing of the change-in-control transaction of the acquiring entity's willingness to assume the obligations of such employment agreement is not received by the Company and such officer, the change-in-control will be deemed a termination of the employment agreement by the Company without "good cause," and the provisions of the employment agreement governing the same will apply, except that the severance amount otherwise payable (discussed in the preceding paragraph) will be tripled and the provisions which restrict competition with the Company will not apply and (ii) the officer must be given sufficient time and opportunity to elect whether to exercise all or any of his or her options to purchase Common Stock, including any options with accelerated vesting under the provisions of the Quanta Services, Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan"), such that the officer may acquire the Common Stock at or prior to the closing of the transaction giving rise to the change-in-control, if he or she so desires. One of these agreements gives the officer the right to have any such change-in-control be deemed a termination of his agreement without cause, but in that case the severance amount otherwise payable would be doubled rather than tripled and the provisions which restrict competition would apply for two years.

1997 STOCK OPTION PLAN

        In December 1997, the Board of Directors adopted, and the stockholders of the Company approved, the 1997 Stock Option Plan. The purpose of the 1997 Stock Option Plan is to provide directors, key employees, officers and certain advisors with additional incentives by increasing their proprietary interest in the Company. The aggregate amount of common stock of the Company with respect to which options may be granted may not exceed the greater of 2,380,850 shares or 15% of the outstanding shares of Common Stock. On February 27, 1998, the Company filed a Registration Statement on Form S-8 with respect to 2,380,850 shares of Common Stock issuable in connection with the 1997 Stock Option Plan.

        The 1997 Stock Option Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options (collectively, the "Awards"). The amount of ISOs that may be granted under the 1997 Stock Option Plan is limited to 2,380,850 shares. The 1997 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the terms of the 1997 Stock Option Plan, the sole authority to grant Awards under the 1997 Stock Option Plan, to construe and interpret the 1997 Stock Option Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the 1997 Stock Option Plan.

        All of the Company's employees, non-employee directors, officers and advisors are eligible to receive Awards under the 1997 Stock Option Plan, but only employees are eligible to receive ISOs. Options will be exercisable during the period specified in each option agreement and will generally become exercisable in installments pursuant to a vesting schedule designated by the Compensation Committee. In the discretion of the Compensation Committee, option agreements may provide that options will become immediately exercisable in the event of a "change in control" (as defined in the 1997 Stock Option Plan) of the Company. No ISO will remain exercisable later than ten years after the date of grant (or five years in the case of ISOs granted to employees owning more than 10% of the voting capital stock of the Company).

        Options to purchase 2,476,337 shares of common stock issued pursuant to the 1997 Stock Option Plan were outstanding at April 2, 1999.

        The 1997 Stock Option Plan also provides for automatic option grants to directors who are not otherwise employed by the Company or its subsidiaries. Upon commencement of service, a non-employee director will receive a non-qualified option to purchase 10,000 shares of Common Stock, and each continuing or re-elected non-employee director annually will receive an option to purchase 5,000 shares of Common Stock. Options granted to non-employee directors are fully exercisable following the expiration of six months from the date of grant.

        The exercise price for ISOs granted under the 1997 Stock Option Plan may be no less than the fair market value of a share of the Common Stock on the date of grant (or 110% in the case of ISOs granted to employees owning more than 10% of the voting capital stock of the Company).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        In 1998, Messrs. Ball, Proto and Willis served as members of the Compensation Committee. There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and board members who serve as executive officers of such entities.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

        The Company was initially capitalized in August 1997 by several independent investors, including Midwest Acquisition Support, LLC (an entity controlled by Bernard J. Gram), Kevin D. Miller, Steven P. Colmar and William G. Parkhouse, who acted as co-founders of the Company and paid nominal cash consideration for 1,620,625 shares of Limited Vote Common Stock. In September 1997, Fabal Funding Corp., a corporation affiliated with this group, agreed to advance up to $125,000 to the Company in consideration for receiving, at the closing of the IPO, 41,665 shares of Limited Vote Common Stock. These shares were distributed to five individuals who each individually advanced $25,000 to Fabal Funding Corp. In addition, in November 1997, Main Street purchased 1,484,543 shares of Limited Vote Common Stock for nominal cash consideration. Main Street advanced funds to the Company to enable the Company to pay various expenses incurred in connection with its efforts to complete the acquisitions of PAR, Union Power, TRANS TECH and Potelco (collectively, the "Founding Companies") and consummate the IPO, which advances were repaid from the net proceeds of the IPO. Vincent D. Foster, a director of the Company, is a Managing Director of Main Street.

        The Company acquired all of the issued and outstanding capital stock and other equity interests of the Founding Companies for consideration of (i) approximately $21.0 million in cash and (ii) 7,527,000 shares of Common Stock.

        The following table sets forth for each Founding Company the consideration paid by the Company to the stockholders of the Founding Companies
(i) in cash and (ii) in shares of Common Stock.

                                                                    Shares of
                                               Cash                Common Stock
                                        ------------------     --------------------
PAR.................................           $ 8,370,000                3,000,000
Union Power.........................             5,348,430                1,917,000
TRANS TECH..........................             4,362,862                1,563,750
Potelco.............................             2,919,038                1,046,250
                                        ------------------     --------------------
   Total............................           $21,000,300                7,527,000
                                        ==================     ====================

     Messrs. Colson, Martell, Soule, Tucci and Wilson, directors of the Company, were stockholders of the Founding Companies prior to their acquisition by the Company.

TRANSACTIONS INVOLVING CERTAIN OFFICERS, DIRECTORS AND STOCKHOLDERS

        Certain stockholders of certain of the Founding Companies who are directors, executive officers or key employees of the Company had guaranteed indebtedness, performance bonds and other obligations of each of their respective Founding Companies. These guarantees were terminated following the completion of the IPO.

        Prior to consummation of the IPO, the stockholders of Union Power purchased certain non-operating assets from that company at a price equal to the book value of such assets, estimated to be $126,000 in the aggregate.

        Prior to consummation of the IPO, the stockholders of PAR purchased certain non-operating assets from that company at a price equal to the book value of such assets, estimated to be $731,000 in the aggregate.

        Union Power leases its main office facilities located in Englewood, Colorado from Soule Trusts Partnership, which is controlled by affiliates of Ronald W. and Timothy A. Soule, and a branch facility located in North Las Vegas, Nevada from RTS Partnership, which is owned by Ronald W. and Timothy A. Soule. Ronald W. and Timothy A. Soule are President and Vice President of Union Power, respectively, and Timothy Soule is a director of the Company. The Englewood office lease provides for a five-year term that will terminate in the year 2002 with an option to renew the lease for an additional five-year term, and covers approximately 3,500 square feet of office space on 4.8 acres, at a monthly rental rate of $3,500. The North Las Vegas office lease will terminate on May 31, 2006, with a provision for automatic one-year renewal periods. Such lease covers 2.69 acres and the leasehold improvements located on such land for a monthly rental rate of $4,700. In addition, Union Power leased two directional drilling rigs from Mountain Drilling Equipment Co., which is owned by Ronald W. and Timothy A. Soule. The equipment lease with Mountain Drilling Equipment Co. provided for a one-year term which ended on August 1, 1998, and a monthly rental rate of $8,000. Title to these rigs was transferred to Union Power at the end of the lease term for no additional consideration. The Company believes that the economic terms of these leases do not exceed fair market value.

        Potelco leases its main office from the father of Gary A. Tucci and another office in Washington from Gary A. Tucci, who is President of Potelco and Vice President-Western Region and a director of the Company. Currently, both leases are oral and on a month to month basis. The main office lease is for a 15,000 square foot building on five acres, at a rent of $2,500 per month. The other lease is for a 2,200 square foot office with a 6,000 square foot maintenance facility on 1.5 acres, at a rent of $2,800 per month. The Company believes that the economic terms of these leases do not exceed fair market value.

        TRANS TECH leases its main office from TRANS TECH Properties, which is partially owned by Robert J. Urbanski and John A. Martell, who are President and Vice President of TRANS TECH, respectively. Additionally, Mr. Martell is a director of the Company. The main office of TRANS TECH is located in South Bend, Indiana, and the facilities consist of approximately 7.5 acres of real property, a 4,350 square foot office attached to a 10,560 square foot heated warehouse, a 3,480 square foot detached unheated warehouse and a 3,000 square foot detached vehicle maintenance facility. The initial lease term is for five years at a rent of $5,900 per month, plus the payment of all taxes, insurance and maintenance on the property. TRANS TECH has the option to renew the lease for an additional five year term at a rental rate equal to the then current market rate. The Company believes that the economic terms of this lease do not exceed fair market value.

        Union Power had notes outstanding to various affiliates in the aggregate amount of approximately $460,000, and the Company used a portion of the proceeds of the IPO to repay these notes.

        Potelco owed approximately $1.0 million to Gary A. Tucci and his father pursuant to a promissory note and other arrangements. The Company used a portion of the proceeds of the IPO to repay this indebtedness.

        Enron Capital and an affiliate invested $49.4 million in Convertible Subordinated Notes of the Company. These notes are convertible at the holders' option into an aggregate of 3,589,091 shares of Common Stock subject to adjustment, including adjustment for issuances of equity securities at less than the current market value of such equity securities, other than issuances pursuant to incentive compensation plans, acquisitions and underwritten public offerings. The holders of these notes have demand and "piggy-back" registration rights with respect to the shares of Common Stock issuable upon conversion of the notes and pre-emptive rights to acquire shares of Common Stock sufficient to maintain the holders' percentage ownership of the Company's Common Stock when the Company issues equity securities, except for issuances related to incentive compensation plans or acquisitions. As part of the investment, Enron Capital and the Company agreed to exchange information regarding the design, installation and maintenance of electric power transmission and distribution systems and fiber optic communications systems. The Company has agreed, at the option of the holders of the Convertible Subordinated Notes, to appoint a director selected by such holders to its Board of Directors or to allow a designee of such holders to attend all meetings of the Company's Board of Directors or any committee thereof.

        At various times in 1998, employees of Main Street have served as the Company's General Counsel and Manager of Corporate Development on a contract basis. The Company reimbursed Main Street $114,750 in 1998 for the salaries of these employees and for rent for their office space. The Company believes that the amount it paid to Main Street for salaries and rent was reasonable under the circumstances.

COMPANY POLICY

        In the future, any transactions with the Company's directors, officers, employees or affiliates are anticipated to be minimal and will, in any case, be approved by a majority of the Board of Directors or a committee thereof, including a majority of disinterested members of the Board of Directors.



            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

     Based only on the Company's review of the copies of such forms furnished to the Company and other information, the Company believes that, during 1998, all of its directors and executive officers were in compliance with the applicable filing requirements, except that each of Messrs. Ball, Proto, Soule and Willis failed to timely report one transaction.



                     REPORT FROM THE COMPENSATION COMMITTEE
                        REGARDING EXECUTIVE COMPENSATION

     As members of the Compensation Committee, we administer the executive compensation program for the Company. We are responsible for establishing appropriate compensation goals for the executive officers of the Company and evaluating the performance of the executive officers in meeting such goals. None of the members of the Compensation Committee is a current or former employee or officer of the Company.

     The Compensation Committee seeks to reward senior management of the Company for building long-term stockholder value. In addition, we design executive compensation programs to allow the

Company to attract, motivate and retain the management personnel necessary to the Company's success by providing an executive compensation program comparable to that offered by companies with which the Company competes for such management personnel. Finally, the Compensation Committee believes it must fairly compensate the executive officers of the Company for their contributions to the Company's short-term and long-term performance. The Compensation Committee uses annual base salaries, annual bonuses and equity incentives to achieve its goals.

BASE SALARY
------------

     In connection with the IPO, the Company entered into employment agreements with each of Messrs. Colson, Haddox and Tucci, which provide for an annual base salary in the amount of $150,000 and bonuses as from time to time determined by the Compensation Committee. Messrs. Eastman and Jensen each agreed upon a base salary with the Company at the time of their hire. Effective April 1, 1999, the Compensation Copmmitte raised the salaries of each of the Company's executive officers by 10.0% to 17.0%. We are aware that the cash compensation paid to executive officers is lower than compensation paid by other comparably sized publicly traded companies. Accordingly, the Compensation Committee may review the base salaries of the Companies executive officers in the future.

ANNUAL BONUS PLAN

     In February 1999 we adopted an annual bonus plan to provide senior management of the Company, as well as other key employees, with additional performance incentives in the form of an annual cash bonus to be paid in recognition of meeting certain financial or operational goals to be set on an annual basis. Pursuant to the annual bonus plan, a portion of each key employee's annual bonus will be determined using a formula based on earnings per share, operating income, internal revenue growth and operating margin. The remainder of each key employee's bonus will be discretionary based on individual performance and contribution to the Company's goals. Bonus levels vary in accordance with levels of responsibility within the Company, with senior executives eligible to receive bonuses of up to 100% of annual salary and key employees eligible to receive bonuses ranging from up to 50% of annual salary to up to 100% of annual salary.

     In February 1999 we also determined to pay bonuses to the executive officers of the Company for exceeding the Company's budgeted goals in 1998. The Compensation Committee awarded the following bonuses for 1998: Mr. Haddox, $20,000; Mr. Eastman, $10,000 and Mr. Jensen, $13,000.

INCENTIVE COMPENSATION

     In December 1997, the Board of Directors and the Company's stockholders approved the Company's 1997 Stock Option Plan. The purpose of the 1997 Stock Option Plan is to provide directors, key employees, officers and certain advisors with additional incentives by increasing their proprietary interest in the Company. Individual awards under the 1997 Stock Option Plan may take the form of ISOs or non-qualified stock options.

     The Compensation Committee administers the 1997 Stock Option Plan and generally selects the individuals who will receive Awards and the terms and conditions of those Awards. The aggregate amount of the Company's Common Stock with respect to which options may be granted may not exceed the greater of 2,380,850 shares or 15% of the outstanding shares of Common Stock. Shares of Common Stock attributable to Awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future Awards.

     In connection with the IPO, non-qualified options to purchase 125,000 shares of Common Stock were granted to Mr. Haddox and non-qualified options to purchase 62,500 shares of Common Stock were granted to Mr. Jensen, each with an exercise price of $9.00 per share, the IPO price. In May 1998 the Compensation Committee granted non-qualified options to purchase 50,000 shares of Common Stock to Mr. Eastman at an exercise price of $13.0625, the market price of the Company's Common Stock on the date of grant. In August 1998 the Compensation Committee granted non-qualified options to purchase 50,000 shares of Common Stock to Mr. Tucci at an exercise price of $14.56 in connection with his election as Vice President-Western Region. The Compensation Committee decided not to grant options to Mr. Colson in 1998 because his compesantion for 1998 was agreed upon as part of the acquisition of PAR. All of the options granted to the Company's executive officers vest at the rate of 25% per year commencing on the date of grant, and expire 10 years from the date of grant or three months following termination of employment.

     This report is furnished by the Compensation Committee of the Board of Directors.

                                     Michael T. Willis, Chairman
                                     James R. Ball
                                     Rodney R. Proto

                               PERFORMANCE GRAPH

     The following graph compares, for the period from February 12, 1998, the date of the Company's IPO, to December 31, 1998, the cumulative stockholder return on the Company's Common Stock with the cumulative total return on the Standard & Poor's 500 Index (the "S&P 500 Index"), the Russell 2000 Index and a peer group index selected by the Company's management which includes four public companies within the Company's industry (the "Peer Group"). The comparison assumes that $100 was invested on February 12, 1998 in the Company's Common Stock, the S&P 500 Index, the Russell 2000 Index and the Peer Group, and further assumes all dividends were reinvested. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

     The companies that comprise the Peer Group are: Arguss Holdings, Inc., Dycom Industries, Inc., Mastech Corporation and MYR Group, Inc.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                             PERFORMANCE GRAPH FOR
                             QUANTA SERVICES, INC.


                                                        CUSTOMER SELECTED
 FISCAL YEAR ENDING         QUANTA SERVICES, INC.          STOCK LIST             S&P COMPOSITE         RUSSELL  2000 INDEX
------------------------   ------------------------   --------------------   ----------------------   ----------------------
February 13, 1998                           $100.00                $100.00                  $100.00                  $100.00
March 31, 1998                              $148.89                $108.59                  $112.70                  $111.82
June 30, 1998                               $130.56                $122.08                  $116.42                  $106.61
September 30, 1998                          $109.44                $106.12                  $104.84                  $ 85.13
December 31, 1998                           $196.11                $142.34                  $127.17                  $ 98.75


          [PERFORMANCE GRAPH FOR QUANTA SERVICES, INC. APPEARS HERE]

                                 PROPOSAL NO. 2
                     AMENDMENT OF THE QUANTA SERVICES, INC.
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

GENERAL

        The Company's Amended and Restated Certificate of Incorporation (the "Certificate") currently authorizes the issuance by the Company of up to 36,654,667 shares of Common Stock, 3,345,333 shares of Limited Vote Common Stock and 10,000,000 shares of Preferred Stock, $.00001 par value per share. On March 2, 1999, the Company's Board of Directors authorized an amendment to the Certificate to increase the number of authorized shares of Common Stock to 100,000,000 (the "Amendment"). If the Amendment is approved by the stockholders, the first paragraph of Article Fourth of the Certificate will read as follows:

          "FOURTH. The aggregate number of shares of capital stock that the Corporation will have authority to issue is One Hundred Thirteen Million, Three Hundred Forty Five Thousand, Three Hundred Thirty Three (113,345,333), One Hundred Million (100,000,000) of which will be shares of Common Stock, having a par value of $0.00001 per share (hereinafter called "Common Stock"), Three Million, Three Hundred Forty Five Thousand, Three Hundred Thirty Three (3,345,333) of which will be shares of Limited Vote Common Stock, having a par value of $0.00001 per share (hereinafter called "Limited Vote Common Stock") and Ten Million (10,000,000) of which will be shares of preferred stock having a par value of $0.00001 per share (hereinafter called "Preferred Stock")."

PURPOSE AND EFFECT OF AMENDMENT

     During the period from April 15, 1998 to February 16, 1999, the Company issued 7,045,318 shares of Common Stock in connection with various acquisitions. The Company also issued Convertible Subordinated Notes effective October 1998 which are convertible into 3,589,091 shares of Common Stock in connection with a strategic investment of $49.4 million in the Company made by Enron Capital and an affiliate, and issued 4,600,000 shares of Common Stock pursuant to a public offering of the Company's Common Stock in January 1999. The Company intends to continue to grow through acquisitions of speciality electric and telecommunications infrastructure contracting companies and to finance a significant portion of such acquisitions through issuance of its Common Stock. The principal purpose of the proposed Amendment is to provide the Company with increased ability to pursue acquisition candidates and various corporate finance or strategic opportunities for expansion of the Company's business.

        In determining to increase the Company's authorized Common Stock from 36,654,667 to 100,000,000 shares, the Board considered the significant extent to which the existing authorized pool of Common Stock was already issued and outstanding or reserved for issuance. As of March 1, 1999, the allocation of the currently authorized pool of Common Stock, adjusted to reflect authorized shares to be reserved for issuance pursuant to Proposal No. 3 ("Approval of The Quanta Services, Inc. 1999 Employee Stock Purchase Plan"), was as follows:

                                                                            ACTUAL                  ADJUSTED
                                                                   ------------------------   ---------------------
Common Stock outstanding........................................              24,982,914              24,982,914
Reserved for future issuance under the proposed 1999 Employee
 Stock Purchase Plan (see Proposal No. 3).......................                      --               1,000,000(1)

Reserved for future grant or issuance upon exercise of
 outstanding options under the 1997 Stock Option Plan...........               2,320,254(2)            2,320,254

Reserved for future issuance upon conversion of the Limited
 Vote Common Stock..............................................               3,345,333               3,345,333

Reserved for future issuance upon conversion of the Convertible
 Subordinated Notes.............................................               3,589,091               3,589,091

Estimate of shares need to close transaction subject to letters
 of intent as of March 1, 1999.................................                  410,000                 410,000
                                                                              ----------              ----------
           Total outstanding and Encumbered Shares..............              34,647,592              35,647,592

______________
(1) Covers only the initial 1,000,000 shares of Common Stock reserved for issuance under the 1999 Employee Stock Purchase Plan, and excludes up to 1,000,000 additional shares which may be reserved annually for issuance under the 1999 Employee Stock Purchase Plan beginning in June 2000.

(2) Covers only the current 2,320,524 shares of Common Stock reserved for issuance under the 1997 Stock Option Plan, and excludes additional shares which may be reserved for issuance under the 1997 Stock Option Plan as more shares of Common Stock are outstanding. See "Executive Compensation and Other Matters--1997 Stock Option Plan.

        Given that less than 2,100,000 shares of the Company's currently authorized Common Stock are available for future issuance, and given the Company's goal to continue to grow in significant part through the issuance of its Common Stock, the Board of Directors believes that it is in the best interest of the Company to increase the number of authorized shares of Common Stock to 100,000,000.

        If the proposed Amendment is adopted, the additional shares of Common Stock would be available for use in acquisitions of complementary businesses (which has been a key element of the Company's growth strategy), raising capital through public offerings, funding equity compensation programs and other employee benefit plans, establishing strategic relationships, declaring stock dividends or stock splits or any other bona fide corporate purpose. The Company's management has no present arrangements, agreements, understandings or plans for the issuance or use of the additional shares proposed to be authorized. With the exception of the holders of the Convertible Subordinated Notes, no holders of Common Stock or of any other securities of the Company convertible into or exercisable or exchangeable for Common Stock have preemptive rights to purchase additional securities that may be issued by the Company, and, as a result, any issuance of additional shares will have a dilutive effect on the equity ownership of such current holders of the Company's Common Stock.

        Although an increase in the authorized shares of Common Stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the proposed Amendment to increase the number of authorized shares of Common Stock is not in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. Assuming the approval of the proposed increase by the stockholders, the Company intends to use the additional shares for the purposes described above, and has no present intention to use them to deter takeovers.

VOTE REQUIRED

        Assuming the presence of a quorum, the proposal to amend the Company's Certificate to increase the number of authorized shares of the Company's Common Stock from 36,654,667 shares to 100,000,000 shares as proposed by the Board of Directors requires the affirmative vote of the holders of shares representing a majority of the aggregate votes entitled to be cast by holders of all issued and outstanding shares of (i) Common Stock and Limited Vote Common Stock, voting together, and (ii) Common Stock, voting as a separate class. The enclosed form of proxy provides a means for stockholders to vote for the Amendment, to vote against it or abstain from voting with respect to it. Each proxy received in time for the Annual Meeting will be voted as specified therein. IF A STOCKHOLDER EXECUTES AND RETURNS A PROXY, BUT DOES NOT SPECIFY HOW THE SHARES REPRESENTED BY SUCH STOCKHOLDER'S PROXY ARE TO BE VOTED, SUCH SHARES WILL BE FOR THE APPROVAL OF THE AMENDMENT. Under applicable Delaware law, in determining whether this proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT EACH HOLDER OF COMMON STOCK AND LIMITED VOTE COMMON STOCK VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 36,654,667 SHARES TO 100,000,000 SHARES.



                                 PROPOSAL NO. 3
                     APPROVAL OF THE QUANTA SERVICES, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN

General

     On February 23, 1999, the Compensation Committee of the Board of Directors adopted the Quanta Services, Inc. 1999 Employee Stock Purchase Plan (the "1999 Purchase Plan"), subject to stockholder approval, to become effective June 1, 1999 (the "Effective Date").

     The 1999 Purchase Plan is intended to permit the Company to attract, retain and motivate valued employees by providing employees of the Company an opportunity to purchase shares of Common Stock. The Board of Directors believes that adopting the 1999 Purchase Plan will benefit the Company and the stockholders are being asked to approve the 1999 Purchase Plan.

DESCRIPTION OF THE 1999 PURCHASE PLAN

        The following summary of the 1999 Purchase Plan is qualified in its entirety by the specific language of the 1999 Purchase Plan, a copy of which is attached hereto as Appendix A.

        General. The 1999 Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Code. Each participant in the 1999 Purchase Plan is granted at the beginning of each offering under the plan (an "Offering") the right to purchase through accumulated payroll deductions up to a number of shares of the Common Stock of the Company (a "Purchase Right") determined on the first day of the Offering. The Purchase Right is automatically exercised on the last day of each Offering unless the participant has withdrawn from participation in the 1999 Purchase Plan prior to such date.

        Shares Subject to Plan. A maximum of 1,000,000 shares of he Company's Common Stock may be issued under the 1999 Purchase Plan, which amount will be increased on June 1 of each year by an amount equal to the lesser of (i) 1,000,000 shares, or (ii) a lesser amount of shares determined by the Board of Directors. The first annual increase in the share reserve described in the preceding sentence will occur on June 1, 2000. The number of shares issuable under the 1999 Purchase Plan is subject to appropriate adjustment in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the Company' capital structure or in the event of any merger, sale of assets or other reorganization of the Company. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the 1999 Purchase Plan.

        Administration. The 1999 Purchase Plan is administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the "Board"). Subject to the provisions of the 1999 Purchase Plan, the Board determines the terms and conditions of the Purchase Rights granted under the Plan. The Board will interpret the 1999 Purchase Plan and Purchase Rights granted thereunder, and all determinations of he Board will be final and binding on all persons having an interest in the 1999 Purchase Plan or any Purchase Rights. The Board has delegated all of its responsibilities under the 1999 Purchase Plan to the Compensation Committee. The 1999 Purchase Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the 1999 Purchase Plan.

        Eligibility. Any employee of the Company or of any present or future parent or subsidiary corporation of the Company designated by the Board for inclusion in the 1999 Purchase Plan is eligible to participate in an Offering under the 1999 Purchase Plan, so long as the employee is customarily employed for at least 20 hours per week and five months per calendar year. However, no employee who owns or holds options to purchase, or as a result of participation in the 1999 Purchase Plan would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company is entitled to participate in the 1999 Purchase Plan. As of December 31, 1999, approximately 3,325 employees would be eligible to participate in the 1999 Purchase Plan.

        Offerings. Generally, each Offering of Common Stock under the 1999 Purchase Plan is for a period of six months (an "Offering Period"). Offering Periods under the 1999 Purchase Plan are sequential, with a new Offering Period beginning every six months. Offering Periods will generally commence on the first days of January and July of each year and end on the last days of the following June and December, respectively. The first Offering Period will commence on the Effective Date and will end on December 31, 1999. Shares are purchased on the last day of each Offering Period ("Purchase Dates"). The Board may establish a different term for one or more Offerings or different commencement or ending dates for an Offering.

        Participation and Purchase of Shares. Participation in the 1999 Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the start of an Offering Period. The amount to be deducted under the 1999 Purchase Plan from a participant's compensation on each payday during an Offering Period will be determined by the participant's subscription agreement. The subscription agreement will set forth the percentage of the participant's compensation to be deducted on each payday during an Offering Period in whole percentages of initially not less than one percent (1%) (except as a result of an election to stop payroll deductions made effective following the first payday during an Offering) or more than ten percent (10%); however, the Board may change the percentage limits on payroll deductions effective as of any future Offering Date. Once an employee becomes a participant in the 1999 Purchase Plan, that employee will automatically participate in each successive Offering Period until such time as that employee withdraws from the 1999 Purchase Plan, becomes ineligible to participate in the 1999 Purchase Plan or terminates employment.

        Under the 1999 Purchase Plan, no participant may purchase shares of the Company's Common Stock having a fair market value exceeding $25,000 in any calendar year (measured by the fair market value of the Company's Common Stock on the first day of the Offering Period in which the shares are purchased).

        At the end of each Offering Period, the Company will issue to each participant in the Offering the number of shares of the Company's Common Stock determined by dividing the amount of payroll deductions accumulated for the participant during that Offering Period by the purchase price, limited in any case by the number of shares subject to the participant's Purchase Right for that Offering. The price per share at which shares are sold at the end of an Offering Period generally equals 85% of the lesser of the fair market value per share of the Company's Common Stock on the first day of the Offering Period or the Purchase Date. On Arpil 1, 1999, the closing price of a share of the Company's Common Stock was $25.125, as reported by the New York Stock Exchange. Any payroll deductions under the 1999 Purchase Plan not applied to the purchase of shares will be returned to the participant, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to the next Offering Period.

        A participant may withdraw from an Offering at any time without affecting his or her eligibility to participate in future Offerings. However, once a participant withdraws from an Offering, that participant may not again participate in the same Offering.

        Change in Control. The 1999 Purchase Plan provides that, in the event of (i) a sale or exchange by the stockholders of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party,
(iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company wherein, upon any such event, the stockholders of the Company immediately before such event do not retain direct or indirect beneficial ownership of at least 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred (a "Change in Control"), the acquiring or successor corporation may assume the Company's rights and obligations under the 1999 Purchase Plan or substitute substantially equivalent Purchase Rights for such corporation's stock. If the acquiring or successor corporation elects not to assume or substitute for the outstanding Purchase Rights, the Board may adjust the last day of the Offering Period to a date on or before the date of the Change in Control. Any Purchase Rights that are not assumed, substituted for, or exercised prior to the Change in Control will terminate.

        Termination or Amendment. The 1999 Purchase Plan will continue until terminated by the Board or until all of the shares reserved for issuance under the plan have been issued. The Board may at any time amend or terminate the 1999 Purchase Plan, except that the approval of the Company's stockholders is required within twelve months of the adoption of any amendment increasing the number of shares authorized for issuance under the 1999 Purchase Plan, or changing the definition of the corporations which may be designated by the Board as corporations the employees of which may participate in the 1999 Purchase Plan.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 1999 PURCHASE PLAN

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 1999 Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     A participant recognizes no taxable income either as a result of commencing to participate in the 1999 Purchase Plan or purchasing shares of the Company's Common Stock under the terms of the 1999 Purchase Plan.

     If a participant disposes of shares purchased under the 1999 Purchase Plan within two years from the first day of the applicable Offering Period or within one year from the Purchase Date (a "disqualifying disposition"), the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the Purchase Date exceeds the
purchase price.   The amount of the ordinary income will be added to the
participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant's holding period is more than twelve months.

     If the participant disposes of shares purchased under the 1999 Purchase Plan at least two years after the first day of the applicable Offering Period and at least one year after the Purchase Date, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the applicable Offering Period. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

     If the participant still owns the shares at the time of death, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the Offering Period in which the shares were purchased will constitute ordinary income in the year of death.

     The Company should be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed to the Company.

VOTE REQUIRED

        Assuming the presence of a quorum, the proposal to approve the 1999 Purchase Plan proposed by the Board of Directors requires the affirmative vote of the holders of shares representing a majority of the aggregate votes cast for or against the proposal by holders of shares of Common Stock and Limited Vote Common Stock, voting together. The enclosed form of proxy provides a means for stockholders to vote for the 1999 Purchase Plan, to vote against it or abstain from voting with respect to it. Each proxy received in time for the Annual Meeting will be voted as specified therein. IF A STOCKHOLDER EXECUTES AND RETURNS A PROXY, BUT DOES NOT SPECIFY HOW THE SHARES REPRESENTED BY SUCH STOCKHOLDER'S PROXY ARE TO BE VOTED, SUCH SHARES WILL BE FOR THE APPROVAL OF THE 1999 PURCHASE PLAN. Under applicable

Delaware law, in determining whether this proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect on the vote.

        THE BOARD OF DIRECTORS RECOMMENDS THAT EACH HOLDER OF COMMON STOCK AND LIMITED VOTE COMMON STOCK VOTE "FOR" THE APPROVAL OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN.



                                 PROPOSAL NO. 4
                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has selected Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending December 31, 1999. Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. Arthur Andersen LLP has served as the independent accountants of the Company since December 1997. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        Assuming the presence of a quorum, the affirmative vote of the holders of shares representing a majority of the aggregate votes cast for or against the proposal by holders of shares of Common Stock and Limited Vote Common Stock, voting together, is necessary to ratify the selection of the Company's independent public accountants. The enclosed form of proxy provides a means for stockholders to vote for the ratification of selection of independent public accountants, to vote against it or to abstain from voting with respect to it.
IF A STOCKHOLDER EXECUTES AND RETURNS A PROXY, BUT DOES NOT SPECIFY HOW THE SHARES REPRESENTED BY SUCH STOCKHOLDER'S PROXY ARE TO BE VOTED, SUCH SHARES WILL BE VOTED FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS. Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect on the vote.

        THE BOARD OF DIRECTORS RECOMMENDS THAT EACH HOLDER OF COMMON STOCK AND LIMITED VOTE COMMON STOCK VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of stockholders intended to be presented at the Company's Annual Meeting of Stockholders to be held in 2000 must be received by the Company, addressed to the Secretary of the Company at 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056, no later than February 19, 2000, to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

     The Company's Amended and Restated Bylaws (the "Bylaws") establish an advance notice procedure with regard to stockholder proposals to be brought before an annual or special meeting of stockholders (the "Procedure"). The Procedure provides that stockholder proposals must be submitted in writing in a timely manner in order to be considered at any annual or special meeting. To be timely, notice must be received by the Company (i) in the case of an annual meeting, not less than 90 days nor more than 180 days prior to the earlier of the date of the meeting or the corresponding date of the Company's previous year's annual meeting, or (ii) in the case of a special meeting, not less than 40 days nor more than 60 days prior to the meeting date, unless less than 50 days' notice or prior public disclosure of the meeting date is given, in which case proposals must be received not later than the close of business on the seventh day following the date on which notice of such meeting is mailed or public disclosure made, or, in the case of any election of a director at a special meeting, not less than the close of business on the tenth day following the date notice of such meeting is mailed or public disclosure made.

     Any such notice from a stockholder to the Company's Corporate Secretary must contain (i) the text of the proposed alteration, amendment or repeal, if such proposal relates to a proposed change to the Company's Certificate or Bylaws, or the text of such proposal for adoption and any supporting statement (which may not exceed 500 words in length), (ii) the name and address of the stockholder and evidence reasonably satisfactory to the Secretary of the Company of such stockholder's status as such and of the number of shares of each class of capital stock of the Company of which such stockholder is the beneficial owner, (iii) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Company, if any, with whom such stockholder is acting in concert, and the number of shares of each class of capital stock of the Company beneficially owned by each such beneficial owner and (iv) an opinion of counsel reasonably satisfactory to the Board of Directors of the Company, to the effect that the Certificate or Bylaws resulting from the adoption of such proposal would not be in conflict with the laws of the State of Delaware, if such proposal relates to a proposed change to the Company's Certificate or Bylaws. If the stockholder's notice to the Company's Corporate Secretary proposes to nominate one or more individuals for election as a director, that notice must also include (i) the name and address of the person(s) to be nominated and (ii) all information relating to each such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including that individual's written consent to being named in the proxy statement as a nominee and to serve as a director if elected). If a stockholder proposal or nomination is not made in accordance with the procedure set forth above, the presiding person at each meeting of stockholders may refuse to transact the proposed business or acknowledge the proposed nomination(s) at such meeting.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.


                                 By Order of the Board of Directors

                                 /s/ Brad Eastman
                                 -----------------------------------
                                 Brad Eastman
                                 Corporate Secretary

Houston, Texas
April 19, 1999

                                                                      APPENDIX A

                             QUANTA SERVICES, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN


1.   ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 ESTABLISHMENT. The Quanta Services, Inc. 1999 Employee Stock Purchase Plan (the "Plan") is hereby established effective as of June 1, 1999 (the "Effective Date"), provided the Plan is approved by the stockholders of the Company within twelve (12) months thereafter.

1.2 PURPOSE. The purpose of the Plan is to align the interests of the Company with its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock.
The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

2.  DEFINITIONS AND CONSTRUCTION.

2.1 DEFINITIONS. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

(b) "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(c) "Committee" means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(d) "Company" means Quanta Services, Inc., a Delaware corporation, or any successor corporation thereto.

(e) "Compensation" means, with respect to any Offering Period, base wages or salary, commissions, overtime, bonuses, annual awards, other incentive payments and all other compensation paid in cash during such Offering Period before deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or
     Section 125 of the Code. Compensation shall not include reimbursements of expenses, allowances, long-term disability, workers' compensation or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan.

(f) "Eligible Employee" means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

(g) "Employee" means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while such individual is on any military leave, sick leave, or other bona fide leave of absence approved by the Company of 90 days or less. In the event an individual's leave of absence exceeds 90 days, the individual shall be deemed to have ceased to be an Employee on the 91st day of such leave unless the individual's right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's participation in or other rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

(h) "Fair Market Value" means, as of any date, the closing price of a share of Stock on the principal national securities exchange on which the Stock is then listed or admitted to trading, if the Stock is then listed or admitted to trading on any national securities exchange. The closing price shall be the last reported sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, as reported by said exchange. If the Stock is not then so listed on a national securities exchange, the Fair Market Value shall be deemed to be the closing price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq Small-Cap Market or such other market system or regional securities exchange constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion. If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Board.

(i)  "Offering" means an offering of Stock as provided in Section 6.

(j) "Offering Date" means, for any Offering, the first day of the Offering Period with respect to such Offering.

(k)  "Offering Period" means a period established in accordance with Section
     6.1.

(l) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

(m) "Participant" means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(n) "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

(o) "Participating Company Group" means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(p) "Purchase Date" means, for any Offering Period (or Purchase Period, if so determined by the Board in accordance with Section 6.2), the last day of such period.

(q)  "Purchase Period" means a period, if any, established in accordance with
     Section 6.2.

(r) "Purchase Price" means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

(s) "Purchase Right" means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

(t) "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(u) "Subscription Agreement" means a written agreement in such form as specified by the Company, stating an Employee's election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee's Compensation.

(v) "Subscription Date" means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(w) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3.  ADMINISTRATION.

3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2 AUTHORITY OF OFFICERS. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 POLICIES AND PROCEDURES ESTABLISHED BY THE COMPANY. The Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company's delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant's election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

4.  SHARES SUBJECT TO PLAN.

4.1  MAXIMUM NUMBER OF SHARES ISSUABLE.  Subject to adjustment as provided in
Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 1,000,000, cumulatively increased on June 1, 2000 and each June 1 thereafter by an amount equal to the lesser of (a) 1,000,000 shares or (b) a lesser amount of shares determined by the Board, and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.

4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company's domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right and in the Purchase Price. If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event (as defined in Section 14)) shares of another corporation (the "New Shares"), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.  ELIGIBILITY.

5.1 EMPLOYEES ELIGIBLE TO PARTICIPATE. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee except the following:

(a) any Employee who is customarily employed by the Participating Company Group for 20 hours or less per week; and

(b) any Employee who is customarily employed by the Participating Company Group for not more than five months in any calendar year.

5.2 EXCLUSION OF CERTAIN STOCKHOLDERS. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, such Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

6.  OFFERINGS.

6.1 OFFERING PERIODS. Except as otherwise set forth below, the Plan shall be implemented by sequential Offerings of approximately six months duration (an "Offering Period"). The first Offering Period shall commence on the Effective Date and end on December 31, 1999. Subsequent Offerings shall commence on the first day of January and July of each year and end on the last day of the following June and December, respectively, occurring thereafter. Notwithstanding the foregoing, the Board may establish a different duration for one or more future Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the national or regional securities exchange or market system constituting the primary market for the Stock is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

6.2 PURCHASE PERIODS. If the Board so determines, in its discretion, each Offering Period may consist of two or more consecutive Purchase Periods having such duration as the Board shall specify, and the last day of each Purchase Period shall be a Purchase Date. If the first or last day of a Purchase Period is not a day on which the national or regional securities exchange or market system constituting the primary market for the Stock is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

7.  PARTICIPATION IN THE PLAN.

7.1 INITIAL PARTICIPATION. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for such Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company's designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided that Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2 CONTINUED PARTICIPATION. A Participant shall automatically participate in the next Offering Period commencing immediately after the Purchase Date of each Offering Period in which the Participant participates provided that such Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to
Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant's then effective Subscription Agreement.

8.  RIGHT TO PURCHASE SHARES.

8.1 GRANT OF PURCHASE RIGHT. Except as set forth below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase that number of shares equal to the quotient of (i) the aggregate payroll deductions withheld on behalf of such Participant during the Offering Period, divided by (ii) the Purchase Price for that Offering Period. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

8.2 CALENDAR YEAR PURCHASE LIMITATION. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant's rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds $25,000 in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section 8.3 shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

9.  PURCHASE PRICE.

       The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Right shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or
(b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price for that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

10. ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

          Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

10.1 AMOUNT OF PAYROLL DEDUCTIONS. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant's Compensation on each payday during an Offering Period shall be determined by the Participant's Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant's Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions made effective following the first payday during an Offering) or more than ten percent (10%). Notwithstanding the foregoing, the Board may change the limits on payroll deductions effective as of any future Offering Date.

10.2 COMMENCEMENT OF PAYROLL DEDUCTIONS. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

10.3 ELECTION TO CHANGE OR STOP PAYROLL DEDUCTIONS. During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company's designated office an amended Subscription Agreement authorizing such change on or before the "Change Notice Date." The "Change Notice Date" shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. Unless otherwise established by the Company, the Change Notice Date shall be the seventh day prior to the end of the first pay period for which such election is to be effective. A Participant who elects to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1.

10.4 ADMINISTRATIVE SUSPENSION OF PAYROLL DEDUCTIONS. The Company may, in its sole discretion, suspend a Participant's payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted during a calendar year under the limit set forth in Section 8.3. Payroll deductions shall be resumed at the rate specified in the Participant's then effective Subscription Agreement at the beginning of the next Offering Period the Purchase Date of which falls in the following calendar year.

10.5 PARTICIPANT ACCOUNTS. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such Participant's Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

10.6 NO INTEREST PAID. Interest shall not be paid on sums deducted from a Participant's Compensation pursuant to the Plan.

10.7 VOLUNTARY WITHDRAWAL FROM PLAN ACCOUNT. A Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Company's designated office a written notice on a form provided by the Company for such purpose. A Participant who withdraws the entire remaining balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan in accordance with Section 12.1. Amounts withdrawn shall be returned to the Participant as soon as practicable after the withdrawal and Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant's Plan account, or terminate the withdrawal right provided by this Section.

11.    PURCHASE OF SHARES.

11.1 EXERCISE OF PURCHASE RIGHT. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant's payroll deductions accumulated in the Participant's Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant's Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before the Purchase Date.

11.2 PRO RATA ALLOCATION OF SHARES. In the event that the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in
Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

11.3 DELIVERY OF CERTIFICATES. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker that holds such shares in street name for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable in, the names of the heirs of the Participant.

11.4 RETURN OF CASH BALANCE. Any cash balance remaining in a Participant's Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain such amount in the Participant's Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, as the case may be.

11.5 TAX WITHHOLDING. At the time a Participant's Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provisions for the foreign, federal, state and local tax withholding obligations of the Participating Company Group, if any, which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

11.6 EXPIRATION OF PURCHASE RIGHT. Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

11.7 REPORTS TO PARTICIPANTS. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant's Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant's Plan account pursuant to
Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.

12.    WITHDRAWAL FROM THE PLAN.

12.1 VOLUNTARY WITHDRAWAL FROM THE PLAN. A Participant may withdraw from the Plan by signing and delivering to the Company's designated office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company's designated office for a reasonable period prior to the effectiveness of the Participant's withdrawal.

12.2 RETURN OF PAYROLL DEDUCTIONS. Upon a Participant's voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant's accumulated payroll deductions which have not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant's interest in the Plan shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

13.    TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

       Upon a Participant's ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, the Participant's participation in the Plan shall terminate immediately. In such event, the payroll deductions credited to the Participant's Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section
13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 5 and 7.1.

14.  CHANGE IN CONTROL.

14.1      DEFINITIONS.

(a) An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b) A "Change in Control" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "Transaction") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

14.2 EFFECT OF CHANGE IN CONTROL ON PURCHASE RIGHTS. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may assume the Company's rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company's rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period (or Purchase Price) shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

15.   NONTRANSFERABILITY OF PURCHASE RIGHTS.

      A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

16.   COMPLIANCE WITH SECURITIES LAW.

      The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17.  RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

     A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant's Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment at any time.

18.  LEGENDS.

     The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.

19.  NOTIFICATION OF SALE OF SHARES.

     The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant's name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

20.  NOTICES.

     All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.  INDEMNIFICATION.

     In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

22.  AMENDMENT OR TERMINATION OF THE PLAN.

     The Board may at any time amend or terminate the Plan, except that (a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable federal, state for foreign securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within 12 months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies. In the event that the Board approves an amendment to increase the number of shares authorized for issuance under the Plan (the "Additional Shares"), the Board, in its sole discretion, may specify that such Additional Shares may only be issued pursuant to Purchase Rights granted after the date on which the stockholders of the Company approve such amendment, and such designation by the Board shall not be deemed to have adversely affected any Purchase Right granted prior to the date on which the stockholders approve the amendment.

     IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Quanta Services, Inc. 1999 Employee Stock Purchase Plan was duly adopted by the Compensation Committee of the Board of Directors of the Company on February 23, 1999.


                                                   /s/ Brad Eastman
                                              ----------------------------------
                                              Brad Eastman, Secretary

                                                                 (Front of Card)


                             QUANTA SERVICES, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James H. Haddox and Brad Eastman, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of Common Stock in Quanta Services, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 19, 1999, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 12, 1999 (the "Proxy Statement") and
(2) in their discretion upon such other maters as may properly come before the meeting.

ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSALS 2, 3 AND 4.

                                                                  (Back of Card)

                   PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD
                              AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             QUANTA SERVICES, INC.

                                  MAY 19, 1999

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

     [X]   Please mark votes as in this example.

     A vote FOR the following proposals is recommended by the Board of
Directors:

1. To elect the following eight (8) members to the Board of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified:

               [ ] FOR all nominees        [ ] WITHOLD AUTHORITY
                   listed below (except        to vote for all
                   as marked to the            nominees listed
                   contrary below).*           below.

     * INSTRUCTION: To withhold authority to vote for any individual nominee, please draw a line through that nominee's name in the list below.

     John R. Colson        Gary A. Tucci
     John R. Wilson        Timothy A. Soule
     John A. Martell       James R. Ball
     Rodney R. Proto       Michael T. Willis

2. To adopt an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 36,654,667 to 100,000,000.

     [ ]  FOR               [ ]  AGAINST               [ ]  ASBSTAIN

3.  To approve the Quanta Services, Inc. 1999 Employee Stock Purchase Plan.

     [ ]  FOR               [ ]  AGAINST               [ ]  ASBSTAIN

4. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.

     [ ]  FOR               [ ]  AGAINST               [ ]  ASBSTAIN

                             MARK HERE                  MARK HERE
                             FOR ADDRESS                IF YOU PLAN
                             CHANGE AND   [ ]           TO ATTEND    [ ]
                             NOTE AT LEFT               THE MEETING.

The undersigned hereby revokes all previous proxies given. This Proxy may be revoked at any time prior to a vote thereon. Receipt of the accompanying Proxy Statement and Annual Report of the Company for the fiscal year ended December 31, 1998 is hereby acknowledged.

Please sign exactly as your name(s) appears on this card. If shares stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares are held of record by a corporation, this Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Date:____________________________              _________________________________
                                               Signature

Date:____________________________              _________________________________
                                               Signature